As filed with the Securities and Exchange Commission on August 11, 2006
                                                     Registration No. 333-134698
--------------------------------------------------------------------------------





                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       __________________________________




                                AMENDMENT NO. 4



                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                           __________541600__________
            (Primary Standard Industrial Classification Code Number)

                     GEORGIA                                              58-2213805
(State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                  organization)

                       __________________________________

                         PRG-SCHULTZ INTERNATIONAL, INC.
                              600 GALLERIA PARKWAY
                                    SUITE 100
                             ATLANTA, GEORGIA 30339
                                 (770) 779-3900

      (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)


                       __________________________________


                                                              COPIES TO:
         VICTOR A. ALLUMS                             B. JOSEPH ALLEY, JR., ESQ.
      SENIOR VICE PRESIDENT                           ARNALL GOLDEN GREGORY LLP
 PRG-SCHULTZ INTERNATIONAL, INC.                             171 17TH ST.
       600 GALLERIA PARKWAY                                   SUITE 2100
            SUITE 100                                   ATLANTA, GEORGIA 30363
      ATLANTA, GEORGIA 30339                                (404) 873-8500
          (770) 779-3900

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       __________________________________


     Approximate Date of Commencement of Proposed Sale To The Public: From time to time after the effective date of this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

--------------------------------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the registrant in connection with the resale of the senior notes, convertible notes, series A preferred stock, series B preferred stock and common stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission (the "Commission") registration fee.



                                                                     AMOUNT


     Commission Registration Fee .........................       $    8,821.89
                                                                 --------------
     *Legal Fees and Expenses  ...........................          120,000.00
                                                                 --------------
     *Accounting Fees and Expenses .......................           10,000.00
                                                                 --------------
     *Miscellaneous Expenses .............................           10,000.00
                                                                 --------------

             *Total ......................................       $  148,821.89
                                                                 ==============


*   Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Legally Authorized Indemnification. Under the Company's articles, bylaws, and Georgia law, the Company may indemnify (or obligate itself to indemnify, pursuant to an agreement or otherwise) a director or officer for any liability or expenses incurred in any of several types of legal proceedings and lawsuits, whether threatened, pending or completed; whether civil, criminal, administrative, arbitrative, or investigative; and whether formal or informal.

     However, the Company may not indemnify any director or officer who has been adjudged liable or is subjected to injunctive relief for any of the following:

     o    misappropriation of a business opportunity;

     o    intentional misconduct or a knowing violation of law;

     o    receipt of an improper personal benefit; or

     o an unlawful distribution to shareholders (meaning a dividend or other distribution that violates the Company's articles and/or certain capitalization requirements of Georgia law).

     Advancement or reimbursement of expenses prior to a final disposition requires a written affirmation that the foregoing criteria were met and an undertaking to repay any advances if it is ultimately determined that the criteria were not met.

     Legally Required Indemnification. Georgia law requires the Company to indemnify any director who was wholly successful in defense of the proceeding for his or her reasonable expenses incurred. The Company's bylaws also require indemnification of officers and directors under these circumstances.

     Indemnification Provided by Bylaws. The Company's bylaws require PRG-Schultz to indemnify its directors and officers against liability incurred in the defense of any proceeding, to which he or she was made a party by reason of the fact that he or she is or was a director or officer of PRG-Schultz, if he or she acted in a manner he or she believed in good faith to be in, or not opposed to, the best interest of PRG-Schultz, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. PRG-Schultz is also required to provide advances of expenses incurred by a director or officer in defending such proceeding upon receipt of a written affirmation of such officer or director that he or she has met certain standards of conduct and an undertaking by or on behalf of such officer or director to repay such advances if it is ultimately determined that he or she is not entitled to indemnification by PRG-Schultz.

     Indemnification required under the bylaws does not cover:

     o proceedings by (or in the right of) the Company for which he or she was adjudged liable; or

     o proceedings in which he or she was held liable for improper receipt of a personal benefit.

     However, because the indemnification required by the bylaws is nonexclusive, the foregoing limitation does not prevent the Company from indemnifying an officer or director for any liabilities other than those specifically prohibited by Georgia law, as discussed above under "-Legally Authorized Indemnification."

     Indemnification Agreements. PRG-Schultz has entered into indemnification agreements with each of its directors and certain executive officers ("Indemnitees"). Pursuant to such agreements, subject to the restrictions on indemnification imposed by Georgia law discussed above, under "-Legally Authorized Indemnification," PRG-Schultz is required to indemnify each Indemnitee whenever he or she is or was a party or is threatened to be made a party to any proceeding (including without limitation any such proceeding brought by or in the right of PRG-Schultz), because he or she is or was a director or officer of PRG-Schultz (or because he or she is or was serving at the request of PRG-Schultz in any of specified capacities for some other entity), or because of anything done or not done by the Indemnitee in such capacity, against expenses and liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PRG-Schultz, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of PRG-Schultz, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The agreements also provide that under certain circumstances all reasonable expenses incurred by or on behalf of such Indemnitee shall be advanced from time to time by PRG-Schultz to the Indemnitee within a specified period after PRG-Schultz's receipt of a written request for an advance of expenses by such Indemnitee, whether prior to or after final disposition of a proceeding.

     Indemnification for Securities Law Liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or persons controlling PRG-Schultz pursuant to the foregoing provisions of the Georgia Business Corporation Code and PRG-Schultz's articles of incorporation and bylaws, PRG-Schultz has been informed that indemnification is considered by the Commission to be against public policy and therefore unenforceable.

     D&O Insurance. PRG-Schultz currently maintains an insurance policy which insures the directors and officers of PRG-Schultz against certain liabilities, including certain liabilities under the 1933 Act.

     Indemnification under Stock Incentive Plan. Pursuant to PRG-Schultz's Stock Incentive Plan (the "Plan"), in addition to such other rights of indemnification that they may have as directors of PRG-Schultz or as members of the Compensation Committee of the Board of Directors of PRG-Schultz (the "Committee"), and subject to applicable restrictions under Georgia law as described above under "-Legally Authorized Indemnification," the members of the Committee shall be indemnified by PRG-Schultz against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by PRG-Schultz) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties.

     Elimination of Monetary Liability of Directors. Under the Company's articles of incorporation, directors cannot be held personally liable to the Company or its shareholders for monetary damages, except liability for:

     o    misappropriation of a business opportunity;

     o    intentional misconduct or a knowing violation of law;

     o    receipt of an improper personal benefit; or

     o an unlawful distribution to shareholders (meaning a dividend or other distribution that violates the Company's articles and/or certain capitalization requirements of Georgia law).


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


Holders of the Company's 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred") have converted a total of 7,113 shares of the Series A Preferred into an aggregate of 3,005,240 shares of the Company's common stock, as described in the table below:


      DATE OF CONVERSION       NUMBER OF SHARES OF          NUMBER OF SHARES OF
                             SERIES A PREFERRED STOCK       COMMON STOCK ISSUED
                                    CONVERTED                 UPON CONVERSION
--------------------------------------------------------------------------------
      March 28, 2006                    45                           19,012
--------------------------------------------------------------------------------
      April 6, 2006                   1,000                         422,500
--------------------------------------------------------------------------------
      April 21, 2006                  1,750                         739,375
--------------------------------------------------------------------------------
      April 25, 2006                   700                          295,750
--------------------------------------------------------------------------------
      May 8, 2006                     1500                          633,750
--------------------------------------------------------------------------------
      May 17, 2006                      10                             4225
--------------------------------------------------------------------------------
      May 31, 2006                    2,108                         890,628
--------------------------------------------------------------------------------
            TOTAL:                    7,113                       3,005,240
--------------------------------------------------------------------------------

     The Series A Preferred Stock above was converted at the current conversion ratio under the terms of the Series A Preferred Stock, which is 422.5 shares of common stock per one share ($120 liquidation preference) of Series A Preferred. No fractional shares were issued. The shares of common stock above were issued solely to holders of the Series A Preferred Stock upon conversion of the Series A Preferred Stock pursuant to the exemption from registration provided under
Section 3(a)(9) of the Securities Act of 1933, as amended. Section 3(a)(9) is available because the shares of common stock were exchanged by the Company with its existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such an exchange.

     As a result of an exchange offer made to the holders of the Company's convertible notes due 2006 and which was completed on March 17, 2006, substantially all of the outstanding convertible notes were exchanged for (a) $51.6 million in principal amount of 11.0% Senior Notes Due 2011, (b) $59.8 million in principal amount of 10.0% Senior Convertible Notes Due 2011, and (c) 124,530 shares, or $14.9 million liquidation preference, of 9.0% Senior Series A Convertible Participating Preferred Stock. The securities were issued in reliance on the exemption contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), were exchanged with existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

     As reported in the Company's filing on Form 8-K made on November 17, 2005, an inducement option grant relating to 500,000 shares of common stock was made to Peter Limeri, the Company's Chief Financial Officer on November 11, 2005. The options were issued pursuant to the exemption from registration contained in
Section 4(2) of the Securities Exchange Act of 1933, as amended.

     As reported in the Company's filing on Form 8-K made on July 25, 2005, an inducement option grant relating to 2 million shares of common stock was made to James McCurry, the Company's Chairman of the Board of Directors, President and

Chief Executive Officer, effective as of July 29, 2005. The options were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Exchange Act of 1933, as amended.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------------   --------------------------------------------------------------


3.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on July 25, 2006).

3.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

4.1            Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

4.2 See Restated Articles of Incorporation and Bylaws of the Registrant, filed as Exhibits 3.1 and 3.2, respectively.

4.3 Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002.

4.4 Indenture dated November 26, 2001 by and between Registrant and Sun Trust Bank (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-76018 on Form S-3 filed December 27, 2001).

4.5 First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.6 Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.7 Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 14, 2005).

4.8 Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 30, 2005).

4.9 Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005).

4.10 Indenture dated as of March 17, 2006 governing the 10% Senior Convertible Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

4.11 Indenture dated as of March 17, 2006 governing the 11% Senior Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

5.1** Opinion of Arnall Golden Gregory LLP on legality of the securities offered.

8.1+           Opinion of Arnall Golden Gregory LLP on certain tax matters.

10.23 Third Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of September 12, 2002 (incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

10.24 First Amendment to Office Lease Agreement between Galleria 600, LLC and PRG-Schultz International, Inc. (incorporated by reference to Exhibit 10.65 to the Registrant's Form 10-K for the year ended December 31, 2002).

10.25          Amendment to Employment Agreement, as amended, between Mr. John
               M. Cook and Registrant, dated March 7, 2003 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2003).

10.26 Fourth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of November 12, 2003 (incorporated by reference to Exhibit 10.63 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.27          Employment Agreement between Registrant and Mr. James L.
               Benjamin, dated as of October 28, 2002 (incorporated by reference to Exhibit 10.64 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.28 Form of Employment Agreement between Mr. James E. Moylan, Jr. and Registrant, dated as of March 5, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.29 Fifth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 4, 2004 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.30 Sixth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 25, 2004 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.31 PRG Schultz International, Inc. 2004 Executive Incentive Plan as approved by shareholders on May 18, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2004).

10.32 Waiver to the covenant violations to the Credit Agreement, as amended, dated October 25, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2004).

10.33 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004 (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on December 6, 2004).

10.34 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of

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


               America, N.A., dated as of November 30, 2004 (as modified on December 7, 2004) (incorporated by reference to Exhibit 10(a) to the Registrant's Report on Form 8-K filed on December 13, 2004).

10.35 Form of Non-employee Director Option Agreement (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on February 11, 2005).

10.36 Amendment to Employment Agreement and Restrictive Covenant Agreement between Mr. John M. Cook and Registrant dated March 7, 2005. (Incorporated by reference to Exhibit 10.43 to the Registrant's Form 10-K for the quarterly period ended September 30, 2005).

10.37          Change of Control and Restrictive Covenant Agreement between Mr.
               James E. Moylan, Jr. and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.37 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.38          Change of Control and Restrictive Covenant Agreement between Mr.
               John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.38 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.39          Change of Control and Restrictive Covenant Agreement between Mr.
               Richard J. Bacon and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.39 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.40          Change of Control and Restrictive Covenant Agreement between Mr.
               James L. Benjamin and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.40 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.41 Summary of compensation arrangements with non-employee directors of the Registrant. (Incorporated by reference to Exhibit 10.41 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.42 Summary of compensation arrangements with named executive officers of Registrant. (Incorporated by reference to Exhibit
               10.42 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.43 Employment Agreement between Registrant and Mr. Richard J. Bacon, dated as of July 15, 2003 (Incorporated by reference to Exhibit
               10.50 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.44          September 11, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.51 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.45          December 2, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.52 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.46          May 1, 2004 Amendment to Employment Agreement with Mr. Richard J.
               Bacon (Incorporated by reference to Exhibit 10.53 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.47          February 2005 Addendum to Employment Agreement with Mr. Richard
               J. Bacon (Incorporated by reference to Exhibit 10.54 to the Registrant's Form 10-K for the year ended December 31, 2004).


10.48* Medicare & Medicaid Services Contract dated March 7, 2005 (Incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).

10.49* Stipulation of Settlement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).


10.50 Supplement to Settlement Agreement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.51 Correction to Change of Control and Restrictive Covenant Agreement between Mr. John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended March, 31, 2005).

10.52 Employment Agreement between Registrant and Mr. James B. McCurry, dated as of July 25, 2005 (Incorporated by reference to Exhibit
               99.3 to the Registrant's Form 8-K filed on July 25, 2005).

10.53 Retainer Agreement between Registrant and Mr. David A. Cole, dated as of July 20, 2005 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Form 8-K filed on July 25, 2005).

10.54          Separation and Release Agreement between Registrant and Mr. John
               M. Cook, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.1 to Registrant's Form 8-K filed on August 8, 2005).

10.55          Separation and Release Agreement between Registrant and Mr. John
               M. Toma, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.2 to Registrant's Form 8-K filed on August 8, 2005).

10.56          Separation and Release Agreement between Registrant and Mr.
               Richard J. Bacon, dated as of October 25, 2005 (Incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.57 Employment Agreement between the Registrant and Peter Limeri entered into on November 11, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 17,
               2005).

10.58 Amended and Restated Standstill Agreement, dated as of November 14, 2005, between Registrant and Blum Capital Partners, L.P. and certain of its affiliates, entered into on November 23, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 30, 2005).

10.59 Amendment to Employment Agreement with James B. McCurry dated December 8, 2005. (Incorporated by reference to Exhibit 10.59 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.60 Vesting on December 15, 2005 of certain employee stock options outstanding as of November 30, 2005. (Incorporated by reference to Exhibit 10.60 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.61 Credit Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.61 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.62 Security Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.62 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.63 Pledge Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.63 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.64 Forbearance Agreement dated December 23, 2005 between Registrant and Bank of America, N.A (Incorporated by reference to Exhibit
               10.64 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.65 Amendment to Forbearance Agreement and Credit Agreement with Bank of America, N.A. dated December 23, 2005 (Incorporated by reference to Exhibit 10.65 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.66 Restructuring Support Agreement dated December 23, 2005 (Incorporated by reference to Exhibit 10.66 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.67 Amendment to Retainer Agreement with David A. Cole dated October 19, 2005 (Incorporated by reference to Exhibit 10.67 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.68 Form of Employment Agreement with Larry Robinson dated January 1, 2006 (Incorporated by reference to Exhibit 10.68 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.69 Employment Agreement with Brad Roos dated June 1, 2001 (Incorporated by reference to Exhibit 10.69 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.70 Form of Expatriate Assignment Agreement with Brad Roos (Incorporated by reference to Exhibit 10.70 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.71 Houlihan Lokey Agreement dated October 21, 2005 (Incorporated by reference to Exhibit 10.71 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.72 Amendment Letter with Houlihan Lokey dated February 1, 2006 (Incorporated by reference to Exhibit 10.72 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.73 Rothschild Inc. Agreement dated as of September 14, 2005 (Incorporated by reference to Exhibit 10.73 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.74 Letter Agreement with Rothschild Inc. dated February 1, 2006 (Incorporated by reference to Exhibit 10.74 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.75*         2006 Performance Bonus Plan (Incorporated by reference to Exhibit
               10. 5 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.76          First Amendment to Separation and Release Agreement with John M.
               Cook dated March 16, 2006 (Incorporated by reference to Exhibit
               99.1 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.77          First Amendment to Separation and Release Agreement with John M.
               Toma dated March 16, 2006 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.78 Amendment to Investor Rights Agreement dated March 28, 2006 (Incorporated by reference to Exhibit 10.8 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.79 Amended and Restated Restructuring Support Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.80 Registration Rights Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.81 Financing Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.3 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.82 Security Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.4 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.83 Employment Agreement with N. Lee White dated June 14, 2006 (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on June 20, 2006).


12.1+          Statement Re: Computation of Ratios.


21.1 Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).


23.1+          Consent of KPMG LLP.


23.2** Consent of Arnall Golden Gregory LLP (Included as part of Exhibit 5 hereto).

24.1+ Power of attorney (Included in signature page of Registration Statement on Form S-1 filed on June 2, 2006).



* Confidential treatment, pursuant to 17 CFR Secs. ss.ss. 200.80 and 240.24b-2, has been granted regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.
+    Previously filed.
**   Filed herewith.




(B) FINANCIAL STATEMENT SCHEDULES


                                            SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                         FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                                            (IN THOUSANDS)
                                                              ADDITIONS           DEDUCTIONS
                                                            --------------      ----------------
                                             BALANCE AT      CHARGE TO:           CREDITED TO:       BALANCE
                                             BEGINNING        COSTS AND             ACCOUNTS          AT END
DESCRIPTION                                   OF YEAR         EXPENSES           RECEIVABLE (1)      OF YEAR
----------------------------------------     -----------    --------------      ----------------    ----------
2005
Allowance for doubtful accounts
   receivable...........................       $  2,254          1,207                (744)         $   2,717
Allowance for doubtful employee
   advances and miscellaneous
   receivables..........................       $  3,333            540                (899)         $   2,974
Deferred tax valuation allowance........       $ 97,254         42,358                  --          $ 139,612

2004
Allowance for doubtful accounts
  receivable............................       $  3,236          1,312              (2,294)         $   2,254
Allowance for doubtful employee
  advances and miscellaneous receivables       $  4,760          2,590              (4,017)         $   3,333
Deferred tax valuation allowance........       $ 24,967         72,287                  --          $  97,254

2003
Allowance for doubtful accounts
  receivable............................       $  4,937            525              (2,226)         $   3,236
Allowance for doubtful employee
  advances and miscellaneous receivables       $  4,188          4,174              (3,602)         $   4,760
Deferred tax valuation allowance........       $ 20,374          4,593                  --          $  24,967

   ------------------
   (1) Write-offs, net of recoveries

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the Registrant is relying on Rule 430B:

     A. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of

1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on August 11, 2006.





                                       PRG-SCHULTZ INTERNATIONAL, INC.

                                       By: /s/ JAMES B. MCCURRY
                                          --------------------------------------
                                          James B. McCurry
                                          President, Chief Executive Officer and
                                          Chairman of the Board
                                          (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                          TITLE                                 DATE

          /s/ JAMES B. MCCURRY                      President, Chief Executive Officer
----------------------------------------                  and Chairman of the Board                  August 11, 2006
               James B. McCurry                       (Principal Executive Officer)

            /s/ PETER LIMERI                       Chief Financial Officer and Treasurer             August 11, 2006
----------------------------------------                (Principal Financial Officer)
                 Peter Limeri

            /s/ ROBERT B. LEE                 Senior Vice President - Finance and Controller         August 11, 2006
----------------------------------------                (Principal Accounting Officer)
              Robert B. Lee

                    *                                            Director                            August 11, 2006
----------------------------------------
                 David A. Cole

                    *                                            Director                            August 11, 2006
----------------------------------------
             Eugene I. Davis

                    *                                            Director                            August 11, 2006
----------------------------------------
               Patrick G. Dills

                    *                                            Director                            August 11, 2006
----------------------------------------
                N. Colin Lind

                    *                                            Director                            August 11, 2006
----------------------------------------
           Philip J. Mazzilli, Jr.

                    *                                            Director                            August 11, 2006
----------------------------------------
            Steven Rosenberg

*by:  /s/ Victor A. Allums
----------------------------------------
         Victor A. Allums
         Attorney-in-Fact


                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------------   --------------------------------------------------------------


3.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on July 25, 2006).

3.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).


4.1            Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

4.2 See Restated Articles of Incorporation and Bylaws of the Registrant, filed as Exhibits 3.1 and 3.2, respectively.

4.3 Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002.

4.4 Indenture dated November 26, 2001 by and between Registrant and Sun Trust Bank (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-76018 on Form S-3 filed December 27, 2001).

4.5 First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.6 Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.7 Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 14, 2005).

4.8 Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 30, 2005).


4.9 Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005).

4.10 Indenture dated as of March 17, 2006 governing the 10% Senior Convertible Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

4.11 Indenture dated as of March 17, 2006 governing the 11% Senior Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

5.1** Opinion of Arnall Golden Gregory LLP on legality of the securities offered.

8.1+           Opinion of Arnall Golden Gregory LLP on certain tax matters.

10.23 Third Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of September 12, 2002 (incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

10.24 First Amendment to Office Lease Agreement between Galleria 600, LLC and PRG-Schultz International, Inc. (incorporated by reference to Exhibit 10.65 to the Registrant's Form 10-K for the year ended December 31, 2002).

10.25          Amendment to Employment Agreement, as amended, between Mr. John
               M. Cook and Registrant, dated March 7, 2003 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2003).

10.26 Fourth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of November 12, 2003 (incorporated by reference to Exhibit 10.63 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.27          Employment Agreement between Registrant and Mr. James L.
               Benjamin, dated as of October 28, 2002 (incorporated by reference to Exhibit 10.64 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.28 Form of Employment Agreement between Mr. James E. Moylan, Jr. and Registrant, dated as of March 5, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.29 Fifth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 4, 2004 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.30 Sixth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 25, 2004 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.31 PRG Schultz International, Inc. 2004 Executive Incentive Plan as approved by shareholders on May 18, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2004).

10.32 Waiver to the covenant violations to the Credit Agreement, as amended, dated October 25, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2004).


10.33 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004 (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on December 6, 2004).

10.34 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004 (as modified on December 7, 2004) (incorporated by reference to Exhibit 10(a) to the Registrant's Report on Form 8-K filed on December 13, 2004).

10.35 Form of Non-employee Director Option Agreement (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on February 11, 2005).

10.36 Amendment to Employment Agreement and Restrictive Covenant Agreement between Mr. John M. Cook and Registrant dated March 7, 2005. (Incorporated by reference to Exhibit 10.43 to the Registrant's Form 10-K for the quarterly period ended September 30, 2005).

10.37          Change of Control and Restrictive Covenant Agreement between Mr.
               James E. Moylan, Jr. and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.37 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.38          Change of Control and Restrictive Covenant Agreement between Mr.
               John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.38 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.39          Change of Control and Restrictive Covenant Agreement between Mr.
               Richard J. Bacon and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.39 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.40          Change of Control and Restrictive Covenant Agreement between Mr.
               James L. Benjamin and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.40 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.41 Summary of compensation arrangements with non-employee directors of the Registrant. (Incorporated by reference to Exhibit 10.41 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.42 Summary of compensation arrangements with named executive officers of Registrant. (Incorporated by reference to Exhibit
               10.42 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.43 Employment Agreement between Registrant and Mr. Richard J. Bacon, dated as of July 15, 2003 (Incorporated by reference to Exhibit
               10.50 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.44          September 11, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.51 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.45          December 2, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.52 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.46          May 1, 2004 Amendment to Employment Agreement with Mr. Richard J.
               Bacon (Incorporated by reference to Exhibit 10.53 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.47          February 2005 Addendum to Employment Agreement with Mr. Richard
               J. Bacon (Incorporated by reference to Exhibit 10.54 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.48* Medicare & Medicaid Services Contract dated March 7, 2005 (Incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).

10.49* Stipulation of Settlement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).

10.50 Supplement to Settlement Agreement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.51 Correction to Change of Control and Restrictive Covenant Agreement between Mr. John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended March, 31, 2005).

10.52 Employment Agreement between Registrant and Mr. James B. McCurry, dated as of July 25, 2005 (Incorporated by reference to Exhibit
               99.3 to the Registrant's Form 8-K filed on July 25, 2005).

10.53 Retainer Agreement between Registrant and Mr. David A. Cole, dated as of July 20, 2005 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Form 8-K filed on July 25, 2005).

10.54          Separation and Release Agreement between Registrant and Mr. John
               M. Cook, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.1 to Registrant's Form 8-K filed on August 8, 2005).

10.55          Separation and Release Agreement between Registrant and Mr. John
               M. Toma, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.2 to Registrant's Form 8-K filed on August 8, 2005).

10.56          Separation and Release Agreement between Registrant and Mr.
               Richard J. Bacon, dated as of October 25, 2005 (Incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.57 Employment Agreement between the Registrant and Peter Limeri entered into on November 11, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 17,
               2005).

10.58 Amended and Restated Standstill Agreement, dated as of November 14, 2005, between Registrant and Blum Capital Partners, L.P. and certain of its affiliates, entered into on November 23, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 30, 2005).

10.59 Amendment to Employment Agreement with James B. McCurry dated December 8, 2005. (Incorporated by reference to Exhibit 10.59 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.60 Vesting on December 15, 2005 of certain employee stock options outstanding as of November 30, 2005. (Incorporated by reference to Exhibit 10.60 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.61 Credit Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.61 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.62 Security Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.62 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.63 Pledge Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.63 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.64 Forbearance Agreement dated December 23, 2005 between Registrant and Bank of America, N.A (Incorporated by reference to Exhibit
               10.64 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.65 Amendment to Forbearance Agreement and Credit Agreement with Bank of America, N.A. dated December 23, 2005 (Incorporated by reference to Exhibit 10.65 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.66 Restructuring Support Agreement dated December 23, 2005 (Incorporated by reference to Exhibit 10.66 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.67 Amendment to Retainer Agreement with David A. Cole dated October 19, 2005 (Incorporated by reference to Exhibit 10.67 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.68 Form of Employment Agreement with Larry Robinson dated January 1, 2006 (Incorporated by reference to Exhibit 10.68 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.69 Employment Agreement with Brad Roos dated June 1, 2001 (Incorporated by reference to Exhibit 10.69 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.70 Form of Expatriate Assignment Agreement with Brad Roos (Incorporated by reference to Exhibit 10.70 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.71 Houlihan Lokey Agreement dated October 21, 2005 (Incorporated by reference to Exhibit 10.71 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.72 Amendment Letter with Houlihan Lokey dated February 1, 2006 (Incorporated by reference to Exhibit 10.72 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.73 Rothschild Inc. Agreement dated as of September 14, 2005 (Incorporated by reference to Exhibit 10.73 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.74 Letter Agreement with Rothschild Inc. dated February 1, 2006 (Incorporated by reference to Exhibit 10.74 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).


10.75*         2006 Performance Bonus Plan (Incorporated by reference to Exhibit
               10. 5 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).


10.76          First Amendment to Separation and Release Agreement with John M.
               Cook dated March 16, 2006 (Incorporated by reference to Exhibit
               99.1 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.77          First Amendment to Separation and Release Agreement with John M.
               Toma dated March 16, 2006 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.78 Amendment to Investor Rights Agreement dated March 28, 2006 (Incorporated by reference to Exhibit 10.8 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.79 Amended and Restated Restructuring Support Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.80 Registration Rights Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.81 Financing Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.3 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.82 Security Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.4 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.83 Employment Agreement with N. Lee White dated June 14, 2006 (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on June 20, 2006).


12.1+          Statement Re: Computation of Ratios.


21.1 Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).


23.1+          Consent of KPMG LLP.


23.2** Consent of Arnall Golden Gregory LLP (Included as part of Exhibit 5 hereto).

24.1+ Power of attorney (Included in signature page of Registration Statement on Form S-1 filed on June 2, 2006).



* Confidential treatment, pursuant to 17 CFR Secs. ss.ss. 200.80 and 240.24b-2, has been granted regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.
+    Previously filed.
**   Filed herewith.